Exhibit 4.1

MOLSON COORS BREWING COMPANY, as Issuer

and

THE GUARANTORS NAMED HEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

INDENTURE

Dated as of July 7, 2016

DEBT SECURITIES

i

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

INDENTURE dated as of July 7, 2016 among MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Company”); and CBC Holdco LLC, a Colorado limited liability company, CBC Holdco 2 LLC, a Colorado limited liability company, Coors Brewing Company, a Colorado corporation, MC Holding Company LLC, a Colorado limited liability company, Newco3, Inc., a Colorado corporation, Coors International Holdco, ULC, a Nova Scotia unlimited liability company, Molson Canada 2005, an Ontario partnership, Molson Coors International General, ULC, a Nova Scotia unlimited liability company, Molson Coors Callco ULC, a Nova Scotia unlimited liability company, Molson Coors Holdco Inc., a Delaware corporation, and Molson Coors International LP, a Delaware limited partnership (collectively, the “Initial Guarantors”); and Deutsche Bank Trust Company Americas, a New York banking corporation, not in its individual capacity but solely in its capacity as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Initial Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured debentures, notes, bonds or other evidences of indebtedness (the “Securities”) and the related guarantees in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the Initial Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I
DEFINITIONS

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                 the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(b)                                 references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of the Indenture, unless the context otherwise requires.

Section 1.1                                   Definitions.

(a)                                 Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.

(b)                                 Unless the context otherwise requires or as otherwise provided with respect to any series pursuant to Section 3.1, the terms defined in this Section 1.1(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

Acquisition:

The term “Acquisition” shall mean the acquisition by the Company, contingent upon the acquisition of SAB Miller plc by Anheuser-Busch InBev SA/NV, of all of SAB Miller plc’s interest in MillerCoors and all the trademark contracts and other assets primarily related to the Miller brand portfolio outside the United States of America and Puerto Rico, as contemplated by the purchase agreement, dated as of November 11, 2015, by and between the Company and Anheuser-Busch InBev SA/NV.

Additional Debt:

The term “Additional Debt” shall mean any senior unsecured debt issued by the Company in future capital markets transactions.

Affiliate:

The term “Affiliate,” with respect to any specified Person, shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative thereto.

Agent:

The term “Agent” shall mean any Paying Agent, any Authenticating Agent and the Registrar and their permitted successors and assigns.

Authenticating Agent:

The term “Authenticating Agent” shall have the meaning assigned to it in Section 11.9.

beneficial owner:

The term “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date hereof. The terms “beneficially own” and “beneficially owned” shall have meanings correlative to that of beneficial owner.

Board of Directors:

The term “Board of Directors” shall mean either the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

Board Resolution:

The term “Board Resolution” shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or by a committee of the Board of Directors to the extent that any such other committee has been authorized by the Board of Directors to establish or approve the matters contemplated) and to be in full force and effect on the date of such certification and delivered to the Trustee.

Business Day:

The term “Business Day,” when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

Capital Stock:

The term “Capital Stock,” with respect to any specified Person, shall mean any and all shares, interests, rights to purchase, warrants, options, participations, units or other equivalents of or interests in (however designated) equity of such specified Person, including any preferred stock, but excluding any debt securities convertible into such equity.

Code:

The term “Code” shall mean the Internal Revenue Code of 1986 as in effect on the date hereof.

Company:

The term “Company” shall mean the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

Company Order:

The term “Company Order” shall mean a written order signed in the name of the Company by the Chairman of the Board of Directors, Chief Executive Officer, President, Executive Vice President, Senior Vice President, Treasurer, Assistant Treasurer, Controller, Assistant Controller, Secretary or Assistant Secretary of the Company, and delivered to the Trustee.

Corporate Trust Office:

The term “Corporate Trust Office,” or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 60 Wall Street, Mailstop NYC60-1630, New York,

New York 10005, Attention: Trust & Agency Services, Corporates Team Deal Manager—Molson Coors Brewing Company, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

Currency:

The term “Currency” shall mean U.S. Dollars or Foreign Currency.

Debt:

The term “Debt,” with respect to any Person, shall mean:

(a)                                 indebtedness for money borrowed of such Person, whether outstanding on the date of this Indenture or thereafter incurred; and

(b)                                 indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that (i) in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time and (ii) otherwise the amount of such indebtedness will be the principal amount of such indebtedness.

Default:

The term “Default” shall have the meaning assigned to it in Section 11.3.

Defaulted Interest:

The term “Defaulted Interest” shall have the meaning assigned to it in Section 3.8(b).

Depositary:

The term “Depositary” shall mean, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 3.1 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Securities of that series.

Designated Currency:

The term “Designated Currency” shall have the meaning assigned to it in Section 3.12.

Discharged:

The term “Discharged” shall have the meaning assigned to it in Section 12.3.

Event of Default:

The term “Event of Default” shall have the meaning assigned to it in Section 7.1.

Exchange Act:

The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Exchange Rate:

The term “Exchange Rate” shall have the meaning assigned to it in Section 7.1.

Existing Notes:

The term “Existing Notes” shall mean the following securities: (i) the 2.25% Notes due 2018 guaranteed by the Company, (ii) the 2.75% Notes due 2020 guaranteed by the Company, (iii) the 2.0% Notes due 2017 issued by the Company, (iv) the 3.5% Notes due 2022 issued by the Company, (v) the 5.0% Notes due 2042 issued by the Company and (vi) the 3.95% Series A Notes due 2017 guaranteed by the Company.

Floating Rate Security:

The term “Floating Rate Security” shall mean a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.1.

Foreign Currency:

The term “Foreign Currency” shall mean a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

GAAP:

The term “GAAP,” with respect to any computation required or permitted hereunder, shall mean generally accepted accounting principles in the United States which are in effect on the Issue Date.  At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards accounting principles as issued by the International Accounting Standards Board (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

Global Security:

The term “Global Security” shall mean any Security that evidences all or part of a series of Securities, issued in fully-registered certificated form to the Depositary for such series in accordance with Section 3.3 and bearing the legend prescribed in Section 3.3(f).

Guarantee:

The term “Guarantee” shall mean any guarantee by a Guarantor of the Company’s obligations with respect to any series of Securities issued under this Indenture.

Guaranteed Obligations:

The term “Guaranteed Obligations” shall have the meaning assigned to it in Section 16.1.

Guarantors:

The term “Guarantors” shall mean (a) Molson Coors International LP, Molson Canada 2005, Molson Coors International General, ULC, Molson Coors Callco ULC, Coors International Holdco, ULC, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC and Newco3, Inc., and, no later than 30 days after the consummation of the Acquisition, MillerCoors, and (b) each of the Company’s future Subsidiaries to the extent designated in accordance with Section 3.1(m) as a “Guarantor” for a particular series of Securities, until, in each case, such entity is released as a Guarantor pursuant to the terms of this Indenture.

Holder; Holder of Securities:

The terms “Holder” and “Holder of Securities” are defined under “Securityholder; Holder of Securities; Holder.”

Indenture:

The term “Indenture” or “this Indenture” shall mean this instrument and all indentures supplemental hereto.

Individual Securities:

The term “Individual Securities” shall have the meaning assigned to it in Section 3.1(p).

Interest:

The term “interest” shall mean, when used with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

Interest Payment Date:

The term “Interest Payment Date” shall mean, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

Issue Date:

The term “Issue Date” shall mean, with respect to any series of Securities, the date on which the initial Securities of such series are first issued.

Mandatory Sinking Fund Payment:

The term “Mandatory Sinking Fund Payment” shall have the meaning assigned to it in Section 5.1(b).

Maturity:

The term “Maturity,” with respect to any Security, shall mean the date on which the principal of such Security shall become due and payable as therein and herein provided, whether by declaration, call for redemption or otherwise.

Members:

The term “Members” shall have the meaning assigned to it in Section 3.3(h).

MillerCoors:

The term “MillerCoors” shall mean MillerCoors LLC, a Delaware limited liability company.

Officer’s Certificate:

The term “Officer’s Certificate” shall mean a certificate signed by any of the Chairman of the Board of Directors, Chief Executive Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.  Each such certificate shall include the statements provided for in Section 17.1 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, which legal counsel may be an employee of or of counsel to the Company, or may be other counsel that meets the requirements provided for in Section 17.1, provided in each case such individual is reasonably acceptable to the Trustee.

Optional Sinking Fund Payment:

The term “Optional Sinking Fund Payment” shall have the meaning assigned to it in Section 5.1(b).

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

Outstanding:

The term “Outstanding,” when used with respect to Securities, shall mean, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c)                                  Securities that have been paid pursuant to Section 3.7(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor.  In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

Paying Agent:

The term “Paying Agent” shall have the meaning assigned to it in Section 6.2(a).  The Trustee shall initially be appointed as the Paying Agent.

Person:

The term “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Place of Payment:

The term “Place of Payment” shall mean, when used with respect to the Securities of any series, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified pursuant to Section 3.1.

Predecessor Security:

The term “Predecessor Security” shall mean, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.7 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

Record Date:

The term “Record Date” shall mean, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on any date specified in such Security for the payment of interest pursuant to Section 3.1.

Redemption Date:

The term “Redemption Date” shall mean, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security, which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.1, shall be an Interest Payment Date only.

Redemption Price:

The term “Redemption Price,” when used with respect to any Security to be redeemed, in whole or in part, shall mean the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

Register:

The term “Register” shall have the meaning assigned to it in Section 3.5(a).

Registrar:

The term “Registrar” shall have the meaning assigned to it in Section 3.5(a).  The Trustee shall initially be appointed as the Registrar.

Responsible Officers:

The term “Responsible Officers” of the Trustee hereunder shall mean any officer associated with the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

SEC:

The term “SEC” shall mean the U.S. Securities and Exchange Commission, as constituted from time to time.

Security:

The term “Security” or “Securities” shall have the meaning stated in the recitals and shall more particularly mean one or more of the Securities duly authenticated by the Trustee and delivered pursuant to the provisions of this Indenture.

Security Custodian:

The term “Security Custodian” shall mean the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Paying Agent.

Securityholder; Holder of Securities; Holder:

The term “Securityholder” or “Holder of Securities” or “Holder” shall mean the Person in whose name Securities shall be registered in the Register kept for that purpose hereunder.

Senior Debt:

The term “Senior Debt,” with respect to any Person, shall mean Debt of such Person, whether outstanding on the date of this Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities of any series; provided, however, that Senior Debt shall not include (1) any Debt of such Person owing to any Affiliate of the Company; or (2) any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in right of payment to any other Debt of such Person.  For purposes of the foregoing and the definition of “Senior Debt,” the phrase “subordinate in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured debt shall not be deemed to be subordinate in right of payment to secured debt merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of debt with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.  This definition may be modified or superseded by a supplemental indenture.

Significant Subsidiary:

The term “Significant Subsidiary” shall mean any Subsidiary of the Company that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

Special Record Date:

The term “Special Record Date” shall have the meaning assigned to it in Section 3.8(b)(i).

Stated Maturity:

The term “Stated Maturity,” when used with respect to any Security or any installment of interest thereon, shall mean the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of interest is due and payable.

Subsidiary:

The term “Subsidiary,” when used with respect to any Person, shall mean any other Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such first Person and/or one or more other Subsidiaries of such first Person.

Successor Company:

The term “Successor Company” shall have the meaning assigned to it in Section 3.6(i).

Trust Indenture Act; TIA:

The term “Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended.

Trustee:

The term “Trustee” shall mean the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

United States:

The term “United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

U.S. Dollars:

The term “U.S. Dollars” shall mean such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall have the meaning assigned to it in Section 12.3.

Voting Stock:

The term “Voting Stock,” with respect to any specified Person, shall mean all classes of Capital Stock or other interests (including partnership interests) of such specified Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally on matters to be decided by the stockholders (or other owners) of such Person (including the election of directors, managers or trustees thereof), which, for the avoidance of doubt, in the case of the Company as of the date hereof consists of the Class A common stock and the Special Class A voting stock, taken together.

In calculating the amount of Voting Stock owned by a person or group the Voting Stock “beneficially owned” by any permitted party shall not be included.

ARTICLE II
FORMS OF SECURITIES

Section 2.1                                   Terms of the Securities.

(a)                                 The Securities of each series shall be substantially in the form set forth in a Company Order or in one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)                                 The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.2                                   Form of Trustee’s Certificate of Authentication.

(a)                                 Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)                                 Each Security shall be dated the date of its authentication, except that any Global Security shall be dated as of the date specified as contemplated in Section 3.1.

(c)                                  The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	Deutsche Bank Trust Company Americas,
as Trustee

By:
Authorized Signatory

Section 2.3                                   Form of Trustee’s Certificate of Authentication by an Authenticating Agent.  If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	Deutsche Bank Trust Company Americas,
as Trustee

	By:	[NAME OF AUTHENTICATING AGENT]
as Authenticating Agent

By:
Authorized Signatory

ARTICLE III
THE DEBT SECURITIES

Section 3.1                                   Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.  The Securities may be issued in one or more series.  There shall be set forth in a Company Order or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)                                 the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)                                 any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, 3.6, 3.7, 4.6 or 14.5);

(c)                                  the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)                                 the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series (including if such Securities were originally issued at a discount), the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)                                  if other than U.S. Dollars, the Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, or interest on the Securities of the series shall be payable and any other terms concerning such payment;

(f)                                   if the amount of payment of principal of, premium, if any, or interest on the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)                                  if the principal of, premium, if any, or interest on Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the Currency in which the

Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)                                 the place or places, if any, in addition to or instead of the Corporate Trust Office where the principal of, premium, if any, and interest on Securities of any series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(i)                                     the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j)                                    the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(k)                                 if other than denominations of $2,000 or any integral multiple of $1,000 above that amount, the denominations in which Securities of the series shall be issuable;

(l)                                     if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 7.2;

(m)                             the Guarantors, if any, of the Securities of the series, and the extent of the Guarantees (including provisions relating to seniority, subordination and the release of the Guarantors), if any, and any additions or changes to permit or facilitate Guarantees of such Securities;

(n)                                 whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount with which such Securities may be issued;

(o)                                 provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition to or change in the provisions related to satisfaction and discharge;

(p)                                 whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual Securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

(q)                                 the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(r)                                    the form of the Securities of the series;

(s)                                   if the Securities of the series are to be convertible into or exchangeable for any securities or property of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

(t)                                    whether the Securities of such series are subject to subordination and the terms of such subordination;

(u)                                 any restriction or condition on the transferability of the Securities of such series;

(v)                                 any addition to or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series;

(w)                               any addition to or change in the provisions related to supplemental indentures set forth in Sections 14.2 and 14.4 which applies to Securities of such series;

(x)                                 provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y)                                 any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 7.2 and any addition to or change in the provisions set forth in Article VII which applies to Securities of the series;

(z)                                  any addition to or change in the covenants set forth in Article VI which applies to Securities of the series; and

(aa)                          any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 14.01).

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order or in one or more indentures supplemental hereto.

Section 3.2                                   Denominations.  In the absence of any specification pursuant to Section 3.1 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in minimum denominations of $2,000 and any integral multiple of $1,000 above that amount, and shall be payable only in U.S. Dollars.

Section 3.3                                   Execution, Authentication, Delivery and Dating.

(a)                                 The Securities shall be executed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, President, one of its Vice Presidents or Treasurer.  If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b)                                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.1, a supplemental indenture or Company Order setting forth the terms of the Securities of a series.  The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company.  The Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)                                  In authenticating the Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall have received, and (subject to Section 11.2) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each prepared in accordance with Section 17.1 stating that all the conditions precedent, if any, provided for in the Indenture with respect to the issuance and authentication of such Securities have been complied with.

(d)                                 The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.3 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

(e)                                  Each Security shall be dated the date of its authentication, except as otherwise provided pursuant to Section 3.1 with respect to the Securities of such series.

(f)                                   If the Company shall establish pursuant to Section 3.1 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY] TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [THE NOMINEE OF THE DEPOSITARY] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE

DEPOSITARY] (AND ANY PAYMENT HEREON IS MADE TO [THE NOMINEE OF THE DEPOSITARY] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF [THE DEPOSITARY]), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [THE NOMINEE OF THE DEPOSITARY], HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g)                                  Each Depositary designated pursuant to Section 3.1 for a Global Security in registered form must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h)                                 Members of, or participants in, the Depositary (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Security Custodian under such Global Security, and the Depositary may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Members, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Security.  The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i)                                     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of an authorized signatory of the Trustee, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Section 3.4                                   Temporary Securities.

(a)                                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.  Any such temporary Security may be in the form of one or more Global Securities, representing all or a portion of the Outstanding Securities of such series.  Every such temporary Security shall be executed by an officer of the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)                                 If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor.  Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)                                  Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the Individual Securities represented thereby pursuant to this Section 3.4 or Section 3.6, upon Company Order the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.5                                   Registrar.

(a)                                 The Company will keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall at all reasonable times be open for inspection by the Trustee.  Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.  The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)                                 The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall promptly notify the Trustee of the name and address of each such agent.  If the Company fails to maintain a Registrar for any series, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.1.  The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c)                                  The Company hereby appoints the Trustee at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such.

Section 3.6                                   Transfer and Exchange.

(a)                                 Transfer.

(i)                                     Upon surrender for registration of transfer of any Security of any series at the Registrar the Company shall execute, and upon Company Order the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series for like aggregate principal amount of any authorized denomination or denominations.  The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii)                                  Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the Individual Securities represented thereby, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(b)                                 Exchange.

(i)                                     At the option of the Holder, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for other Securities of the same series for like aggregate principal amount of any authorized denomination or denominations, upon surrender of the Securities to be exchanged at the Registrar.

(ii)                                  Whenever any Securities are so surrendered for exchange, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

(c)                                  Exchange of Global Securities for Individual Securities.  Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Individual Securities.

(i)                                     Individual Securities shall be issued to all owners of beneficial interests in a Global Security in exchange for such interests if: (A) at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 3.3(g) and, in each case, a successor Depositary is not appointed by the Company within 90 days of such notice, or (B) the Company executes and delivers to the Trustee and the Registrar an Officer’s Certificate stating that such Global Security shall be so exchangeable.

In connection with the exchange of an entire Global Security for Individual Securities pursuant to this subsection (c), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, will authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Individual Securities of authorized denominations.

(ii)                                  The owner of a beneficial interest in a Global Security will be entitled to receive an Individual Security in exchange for such interest if an Event of Default has occurred and is continuing.  Upon receipt by the Security Custodian and Registrar of written instructions from the Holder of a Global Security directing the Security Custodian and Registrar to (x) issue one or more Individual Securities in the amounts specified to the owner of a beneficial interest in such Global Security and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Security, subject to the rules and regulations of the Depositary:

(A)                               the Security Custodian and Registrar shall notify the Company and the Trustee of such instructions, identifying the owner and amount of such beneficial interest in such Global Security;

(B)                               the Company shall promptly execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Individual Securities of such series, shall authenticate and deliver to such beneficial owner Individual Securities in an equivalent amount to such beneficial interest in such Global Security; and

(C)                               the Security Custodian and Registrar shall decrease such Global Security by such amount in accordance with the foregoing.  In the event that the Individual Securities are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Individual Securities, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 7.7 hereof, the right of any beneficial Holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial Holder’s Securities as if such Individual Securities had been issued.

(iii)                               If specified by the Company pursuant to Section 3.1 with respect to a series of Securities, the Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Individual Securities of such series on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities of such series, shall authenticate and deliver, without service charge,

(A)                               to each Person specified by such Depositary a new Individual Security or new Individual Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(B)                               to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Individual Securities delivered to Holders thereof.

(iv)                              In any exchange provided for in clauses (i) through (iii), the Company will execute and the Trustee will authenticate and deliver Individual Securities in registered form in authorized denominations.

(v)                                 Upon the exchange in full of a Global Security for Individual Securities, such Global Security shall be canceled by the Trustee.  Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing.  The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.

(d)                                 All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered for such registration of transfer or exchange.

(e)                                  Every Security presented or surrendered for registration of transfer, or for exchange or payment, shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder thereof or by his, her or its attorney duly authorized in writing.

(f)                                   No service charge will be made for any registration of transfer or exchange of Securities.  The Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than those expressly provided in this

Indenture to be made at the Company’s own expense or without expense or charge to the Holders.

(g)                                  The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.3 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

(h)                                 Prior to the due presentation for registration of transfer or exchange of any Security, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

(i)                                     In case a successor Company (“Successor Company”) has executed an indenture supplemental hereto with the Trustee pursuant to Article XIV, any of the Securities authenticated or delivered pursuant to such transaction may, from time to time, at the request of the Successor Company, be exchanged for other Securities executed in the name of the Successor Company with such changes in phraseology and form as may be appropriate, but otherwise identical to the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Successor Company, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a Successor Company pursuant to this Section 3.6 in exchange or substitution for or upon registration of transfer of any Securities, such Successor Company, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

(j)                                    Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(k)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(l)                                     Neither the Trustee, any Paying Agent or the Registrar nor any agent of the Trustee, any Paying Agent or the Registrar shall have any responsibility for any actions taken or not taken by the Depositary.

Section 3.7                                   Mutilated, Destroyed, Lost and Stolen Securities.

(a)                                 If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security and/or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously outstanding, that neither gain nor loss in interest shall result from such exchange or substitution.

(b)                                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)                                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)                                 Every new Security of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)                                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.8                                   Payment of Interest; Interest Rights Preserved.

(a)                                 Interest on any Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date.  Payment of interest on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.1) or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer of immediately available funds to an account designated by the Holder.

(b)                                 Any interest on any Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Securities at their addresses as they appear in the Register, not less than 10 calendar days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)                                  The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Subject to the provisions set forth herein relating to Record Dates, each Security delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.9                                   Cancellation.  Unless otherwise specified pursuant to Section 3.1 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or credit against any sinking fund or otherwise shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and shall be promptly canceled by it and, if surrendered to the Trustee, shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all

Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  The Trustee shall dispose of all canceled Securities held by it in accordance with its then customary procedures and deliver a certificate of such disposal to the Company upon its written request therefor.  The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Debt represented thereby unless and until such Securities are surrendered to the Trustee for cancellation.

Section 3.10                            Computation of Interest.  Except as otherwise specified pursuant to Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11                            Currency of Payments in Respect of Securities.

(a)                                 Except as otherwise specified pursuant to Section 3.1 for Securities of any series, payment of the principal of and premium, if any, and interest on Securities of such series will be made in U.S. Dollars.

(b)                                 For purposes of any provision of this Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any decision or determination by the Trustee of amounts due and unpaid for the principal of and premium, if any, and interest on the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of and premium, if any, and interest on the Outstanding Securities denominated in a Foreign Currency will be the amount in U.S. Dollars based upon exchange rates, determined as specified pursuant to Section 3.1 for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such decision or determination by the Trustee, as the case may be.

(c)                                  Any decision or determination to be made regarding exchange rates shall be made by an agent appointed by the Company; provided, that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.1 for the making of such decision or determination.  All decisions and determinations of such agent regarding exchange rates shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

Section 3.12                            Judgments.  The Company may provide pursuant to Section 3.1 for Securities of any series that (a) the obligation, if any, of the Company to pay the principal of, premium, if any, and interest on the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.1 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (b) the obligation of the Company to make payments in the Designated Currency of the principal of and premium, if any, and interest on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the

Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the Business Day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (d) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

Section 3.13                            CUSIP Numbers.  The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV
REDEMPTION OF SECURITIES

Section 4.1                                   Applicability of Right of Redemption.  Redemption of Securities (other than pursuant to a sinking fund, amortization or analogous provision) permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.1 for Securities of any series) in accordance with this Article; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

Section 4.2                                   Selection of Securities to be Redeemed.

(a)                                 If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be agreed to by the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed. If fewer than all of the Securities of any series are to be redeemed, and the Securities of such series are at the time represented by a Global Security, then the Depositary shall select by lot the particular interests to be redeemed.  If the Company elects to redeem fewer than all of the Securities of any series, and any of the Securities of such series are not represented by a Global Security, then the Trustee shall select the particular Securities of such series to be redeemed in accordance with its customary practices and procedures (and the Depositary shall select by lot the particular interests in any Global Security to be redeemed).  In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series.  The

Trustee shall, as soon as practicable, notify the Company in writing of the Securities and portions of Securities so selected.

(b)                                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.  If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.3                                   Notice of Redemption.

(a)                                 Notice of redemption shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article, in the manner provided in Section 17.4; provided that the Trustee be provided with the draft notice at least 15 days prior to sending such notice of redemption.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b)                                 Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(c)                                  All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i)                                     such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series or a Company Order or supplemental indenture establishing such series, if such be the case;

(ii)                                  the Redemption Date;

(iii)                               the Redemption Price;

(iv)                              if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v)                                 that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date;

(vi)                              the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price;

(vii)                           the paragraph of the Securities and/or provision of this Indenture or any Company Order or supplemental indenture pursuant to which the Securities called for redemption are being redeemed;

(viii)                        any conditions precedent to which the redemption or notice is subject; and

(ix)                              that the redemption is for a sinking fund, if that is the case.

Section 4.4                                   Deposit of Redemption Price.  At or prior to 10:00 a.m., New York City time, on the Redemption Date, or at or prior to 5:00 p.m., New York City time, on the day immediately preceding the Redemption Date for any Securities issued through Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.3) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.1) sufficient to pay the Redemption Price of such Securities or any portions thereof that are to be redeemed on such Redemption Date.

Section 4.5                                   Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price or any condition precedent shall not have been satisfied) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price; provided, however, that (unless otherwise provided pursuant to Section 3.1) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.6                                   Securities Redeemed in Part.  In case of certificated Securities, any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.1 with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; except that if a Global Security is so surrendered, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.  In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

ARTICLE V
SINKING FUNDS

Section 5.1                                   Applicability of Sinking Fund.

(a)                                 Redemption of Securities permitted or required pursuant to a sinking fund for the retirement of Securities of a series by the terms of such series of Securities shall be made in accordance with such terms of such series of Securities and this Article, except as otherwise specified pursuant to Section 3.1 for Securities of such series, provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article, the terms of such series shall govern.

(b)                                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “Mandatory Sinking Fund Payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “Optional Sinking Fund Payment.”  If provided for by the terms of Securities of any series, the cash amount of any Mandatory Sinking Fund Payment may be subject to reduction as provided in Section 5.2.

Section 5.2                                   Mandatory Sinking Fund Obligation.  The Company may, at its option, satisfy any Mandatory Sinking Fund Payment obligation, in whole or in part, with respect to a particular series of Securities by (a) delivering to the Trustee Securities of such series in transferable form theretofore purchased or otherwise acquired by the Company or redeemed at the election of the Company pursuant to Section 4.3 or (b) receiving credit for Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee.  The Trustee shall credit such Mandatory Sinking Fund Payment obligation with an amount equal to the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly.  If the Company shall elect to so satisfy any Mandatory Sinking Fund Payment obligation, it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate, which shall designate the Securities (and portions thereof, if any) so delivered or credited and which shall be accompanied by such Securities (to the extent not theretofore delivered) in transferable form.  In case of the failure of the Company, at or before the time so required, to give such notice and deliver such Securities, the Mandatory Sinking Fund Payment obligation shall be paid entirely in moneys.

Section 5.3                                   Optional Redemption at Sinking Fund Redemption Price.  In addition to the sinking fund requirements of Section 5.2, to the extent, if any, provided for by the terms of a particular series of Securities, the Company may, at its option, make an Optional Sinking Fund Payment with respect to such Securities.  Unless otherwise provided by such terms, (a) to the extent that the right of the Company to make such Optional Sinking Fund Payment shall not be exercised in any year, it shall not be cumulative or carried forward to any subsequent year, and (b) such optional payment shall operate to reduce the amount of any Mandatory Sinking Fund Payment obligation as to Securities of the same series.  If the Company intends to exercise its right to make such optional payment in any year it shall deliver to the Trustee not less than 45 days prior to the relevant sinking fund payment date an Officer’s Certificate stating that the Company will exercise such optional right, and specifying the amount which the Company will pay on or before the next succeeding sinking fund payment date.  Such Officer’s Certificate shall also state that no Event of Default has occurred and is continuing.

Section 5.4                                   Application of Sinking Fund Payment.

(a)                                 If the sinking fund payment or payments made in funds pursuant to either Section 5.2 or 5.3 with respect to a particular series of Securities plus any unused balance of any preceding sinking fund payments made in funds with respect to such series shall exceed $50,000 (or a lesser sum if the Company shall so request, or such equivalent sum for Securities denominated other than in U.S. Dollars), it shall be applied by the Trustee on the sinking fund payment date next following the date of such payment, unless the date of such payment shall be a sinking fund payment date, in which case such payment shall be applied on such sinking fund payment date, to the redemption of Securities of such series at the Redemption Price specified pursuant to Section 4.3(b).  The Trustee shall select, in the manner provided in Section 4.2, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said funds, as nearly as may be, and shall, at the expense and in the name of the Company, thereupon cause notice of redemption of the Securities to be given substantially in the manner provided in Section 4.3(a) for the redemption of Securities in part at the option of the Company, except that such notice of redemption shall also state that the Securities are being redeemed for the sinking fund.  Any sinking fund moneys not so applied by the Trustee to the redemption of Securities of such series shall be added to the next sinking fund payment received in funds by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 5.4.  Any and all sinking fund moneys held by the Trustee on the last sinking fund payment date with respect to Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee to the payment of the principal of the Securities of such series at Maturity.

(b)                                 On or prior to each sinking fund payment date, the Company shall pay to the Trustee a sum equal to all interest accrued to but not including the date fixed for redemption on Securities to be redeemed on such sinking fund payment date pursuant to this Section 5.4.

(c)                                  The Trustee shall not redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) of which a Responsible Officer of the Trustee has actual knowledge, except that if the notice of redemption of any Securities of such series shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if funds sufficient for that purpose shall be deposited with the Trustee in accordance with the terms of this Article.  Except as aforesaid, any moneys in the sinking fund at the time any such Default or Event of Default shall occur and any moneys thereafter paid into the sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of all the Securities of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date on which such moneys are required to be applied pursuant to the provisions of this Section 5.4.

ARTICLE VI
PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees for the benefit of the Holders of each series of Securities as follows:

Section 6.1                                   Payments of Securities.  The Company will duly and punctually pay the principal of and premium, if any, on each series of Securities, and the interest which shall have accrued thereon, and other amounts payable (if any) thereon, at the dates and place and in the manner provided in the Securities and in this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 6.2                                   Paying Agent.

(a)                                 The Company will maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (the “Paying Agent”).  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as Paying Agent to receive all presentations, surrenders, notices and demands.

(b)                                 The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph.  The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency.  The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall promptly notify the Trustee in writing of the name and address of each such agent.  The Company or any Affiliate thereof may act as Paying Agent.

Section 6.3                                   To Hold Payment in Trust.

(a)                                 If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of and premium, if any, or interest on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate will segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal and premium, if any, or interest which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will notify the Trustee of its action or failure to act in that regard.  Upon any proceeding under any federal bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

(b)                                 If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of and premium, if any, or interest on any series of Securities, then prior to 10:00 a.m., New York City time, on the date on which the principal of and premium, if any, or interest on any of the Securities of that series shall become payable as aforesaid, whether by their terms or as a result of the calling thereof for redemption, or at or prior to 5:00 p.m., New York City time, on the day immediately preceding such date for any Securities issued through Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, the Company will deposit with such Paying Agent a sum sufficient to pay such principal and premium, if any, or interest, such sum to be held in trust for the benefit of the Holders of such Securities or the Trustee, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities will promptly notify the Trustee of its payment or failure to make such payment.

(c)                                  If the Paying Agent shall be other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 6.3, that such Paying Agent shall:

(i)                                     hold all moneys held by it for the payment of the principal of and premium, if any, or interest on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(ii)                                  give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of and premium, if any, or interest on the Securities of that series; and

(iii)                               at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)                                 Anything in this Section 6.3 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 6.3, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent.

(e)                                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Company upon Company Order along with any interest that has accumulated thereon as a result of such money being invested at the direction of the Company, or (if then held by the Company) shall be discharged from such trust, and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may, but shall have no obligation to, at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 6.4                                   Merger, Consolidation and Sale of Assets.

(a)                                 Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Company shall not consolidate or amalgamate with, or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(i)                                     the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, Canada, Switzerland, the United Kingdom or any member of the European Union or the predecessor’s jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, and the Successor Company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and immediately after giving pro forma effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

(ii)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale or transfer and such supplemental indenture (if any) comply with this Indenture and all provisions applicable to such particular series of Securities; and

(iii)                               the Company or the Successor Company, as applicable, shall have delivered to the Trustee an Opinion of Counsel that such transaction will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to any Securityholders.

For purposes of this Section 6.4(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

In the case of a transaction subject to Section 6.4(a)(i), the Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from its obligations under this Indenture and the Securities.

(b)                                 Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Company shall not permit any Guarantor to consolidate or amalgamate with, or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless: (1) except upon the occurrence of one of the events referred to in clause (i) or (ii) of Section 16.6, the resulting, surviving or transferee Person (if not such Guarantor) (the “Successor Guarantor”) shall be a Person organized and existing under the laws of the United States of America, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor Guarantor’s jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, and the Successor Guarantor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture; (2) immediately after giving pro forma effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and (3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale or transfer and such supplemental indenture (if any) comply with this Indenture and all provisions applicable to such particular series of Securities.

Section 6.5                                   Compliance Certificate.  Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Company shall furnish to the Trustee annually, within 120 days after the end of each fiscal year (and at least once in each twelve-month period and at any other reasonable time upon the demand of the trustee), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her actual or constructive knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture) and, in the event of any Default, specifying each such Default and the nature and status thereof of which such person may have actual or constructive knowledge.  Such certificates need not comply with Section 17.1 of this Indenture.

Section 6.6                                   Conditional Waiver by Holders of Securities.  Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with a covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VIII) of the consent of the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 6.7                                   Statement by Officers as to Default.  The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

Section 6.8                                   Future Guarantors.  The Company shall cause each of its Subsidiaries that guarantees Senior Debt of the Company under (i) the Company’s then-existing primary credit facility, (ii) the Existing Notes and (iii) Additional Debt, after the Issue Date to, within 30 days of any of the events listed in clauses (i), (ii) and (iii) of this Section 6.8, execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of any series of Securities on the same terms and conditions as those set forth in Article XVI.

ARTICLE VII
REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 7.1                                   Events of Default.  Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.1:

(a)                                 the failure of the Company to pay any installment of interest on any Security of such series when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days;

(b)                                 the failure of the Company to pay the principal of (and premium, if any, on) any Security of such series, when and as the same shall become due and payable, whether at Maturity as therein expressed, by call for redemption (otherwise than pursuant to a sinking fund), by declaration as authorized by this Indenture or otherwise;

(c)                                  the failure of the Company to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of a Security of such series, which failure shall have continued unremedied for a period of 30 days;

(d)                                 the failure of the Company or any Guarantor, subject to the provisions of Section 6.6, to perform any covenants or agreements contained in this Indenture (including any indenture supplemental hereto pursuant to which the Securities of such series were issued as contemplated by Section 3.1) (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of a series of Securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere in this Section 7.1 specifically addressed), which failure shall not have been remedied, or without provision deemed to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Company by the Trustee or shall have been given to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding, specifying such failure, requiring the Company to remedy the same and stating that such notice is a “Notice of Default” hereunder;

(e)                                  the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(f)                                   the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by it of an assignment for the benefit of its creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any action;

(g)                                  the payment of any Debt of the Company, any Guarantor or any Significant Subsidiary in a principal amount exceeding $200 million is accelerated as a result of the failure of the Company, such Guarantor or such Significant Subsidiary to perform any covenant or agreement applicable to such Debt, which acceleration has not been rescinded or annulled within 60 days after written notice thereof; or

(h)                                 the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.1.

Notwithstanding the foregoing provisions of this Section 7.1, if the principal or any premium or interest on any Security is payable in a Currency other than the Currency of the United States and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Securities by making such payment in the Currency of the United States in an amount equal to the Currency of the United States equivalent of the amount payable in such other Currency, as determined by the Company’s agent in accordance with Section 3.11(c) hereof by reference to the noon buying rate in The City of New York for cable transfers for such Currency (“Exchange Rate”), as such Exchange Rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate.  Notwithstanding the foregoing provisions of this Section 7.1, any payment made under such circumstances in the Currency of the United States where the required payment is in a Currency other than the Currency of the United States will not constitute an Event of Default under this Indenture.

Section 7.2                                   Acceleration: Rescission and Annulment.

(a)                                 Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, if any one or more of the Events of Default described in Section 7.1 (other than an Event of Default specified in Section 7.1(e) or 7.1(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 25% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), and all such other amounts, shall become immediately due and payable.  If an Event of Default specified in Section 7.1(e) or 7.1(f) occurs and is continuing, then in every such case, the principal amount (or specified amount), and all such other amounts, of all of the Securities of that series then Outstanding shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately.  Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 7.1 and except as otherwise provided pursuant to Section 3.1 for any series of Securities), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b)                                 The provisions of Section 7.2(a), however, are subject to the condition that, at any time after the principal of all the Securities of such series, to which any one or more of the Events of Default described in Section 7.1 is applicable, shall have been so declared to be due and payable, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Securities of such series then Outstanding by written notice to the Trustee and the Company may rescind and annul such declaration or its consequences with respect to such series of Securities if

(i)                                     the Company has paid or deposited with the Trustee or Paying Agent a sum in the Currency in which such Securities are denominated (subject to Section 7.1 and except as otherwise provided pursuant to Section 3.1 for any series of Securities) sufficient to pay:

(A)                               all amounts owing the Trustee and any predecessor Trustee hereunder under Section 11.1(a) (provided, however, that all sums payable under this clause (A) shall be paid in U.S. Dollars);

(B)                               all arrears of interest, if any, upon all the Securities of such series (with interest, to the extent that interest thereon shall be legally enforceable, on any overdue installment of interest at the rate borne by such Securities at the rate or rates prescribed therefor in such Securities); and

(C)                               the principal of and premium, if any, and any other amounts, on any Securities of such series that have become due otherwise than by such declaration of acceleration and interest thereon; and

(ii)                                  the rescission or annulment would not conflict with any judgment or decree and every other Default and Event of Default with respect to Securities of that series, other than the non-payment of the principal of, or premium, if any, or interest on, Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.6.

(c)                                  No such rescission shall affect any subsequent Default or impair any right consequent thereon.

(d)                                 For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 7.3                                   Other Remedies.  If the Company shall fail for a period of 30 days to pay any installment of interest on the Securities of any series when and as the same shall become due and payable or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption (other than pursuant to the sinking fund), by declaration as authorized by this Indenture, or otherwise, or shall fail for a period of 30 days to make any required sinking fund payment as to a series of Securities when and as the same shall become due and payable, then, upon demand of the Trustee, the Company will pay to the Paying Agent for the benefit of the Holders of Securities of such series then Outstanding the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor Trustee hereunder under Section 11.1(a).

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered but shall not be obligated to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law.  Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor Trustee hereunder under Section 11.1(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding.  All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 7.4                                   Trustee as Attorney-in-Fact.  The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, or interest on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor Trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor Trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every taker or Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor Trustee hereunder under Section 11.1(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding.

Section 7.5                                   Priorities.  Any moneys or properties collected by the Trustee with respect to a series of Securities under this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due to the Trustee (including in any agent capacity in which it acts) and any predecessor Trustee hereunder under Section 11.1(a).

SECOND: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest on the Securities of such series, in the chronological order of the Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably, without preference or priority of any kind, to the Persons entitled thereto.

THIRD: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably, without preference or priority of any kind, to the aggregate of such principal and premium, if any, and accrued and unpaid interest.

Any surplus then remaining shall be paid to the Company or as directed by a court of competent jurisdiction.

Section 7.6                                   Control by Securityholders; Waiver of Past Defaults.  The Holders of a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series, provided, however, that, subject to the provisions of Sections 11.1 and 11.2, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken or would be unduly prejudicial to Holders not joining in such direction or would involve the Trustee in personal liability.  Prior to any declaration accelerating the Maturity of the Securities of any series, the Holders of a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default (a) in the payment of interest or any premium on or the principal of the Securities of such series, (b) arising from the failure to redeem or purchase any Security of such series when required pursuant to the terms of this Indenture or (c) in respect of a provision that under Section 14.2 cannot be amended without the consent of each Holder of Securities of such series affected.  Upon any such waiver the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.6, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 7.7                                   Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, and unless also the Holders of 25% in principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, and unless also there shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and during such 60-day period the Holders of a majority in principal amount of Outstanding Securities of such series shall not have given the Trustee a direction inconsistent with such request; and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 7.8                                   Undertaking for Costs.  All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.8 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of

Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of or premium, if any, or the interest on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 7.9                                   Remedies Cumulative.  No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VII to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be.  In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case the Company, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VIII
CONCERNING THE SECURITYHOLDERS

Section 8.1                                   Evidence of Action of Securityholders.  Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depositary for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 8.2                                   Proof of Execution or Holding of Securities.  Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)                                 The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer.  Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)                                 The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)                                  The Trustee may require such additional proof of any matter referred to in this Section 8.2 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(d)                                 If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so.  Any such record date shall be fixed at the Company’s discretion.  If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 8.3                                   Persons Deemed Owners.

(a)                                 The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.8) interest, if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.  All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)                                 None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.4                                   Effect of Consents.  After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE IX
[Reserved]

ARTICLE X
REPORTS BY THE COMPANY AND THE TRUSTEE AND
SECURITYHOLDERS’ LISTS

Section 10.1                            Reports by Trustee.

(a)                                 So long as any Securities are outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report which complies with the provisions of such Section 313(a).

(b)                                 The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 10.1, file a copy of such report with each stock exchange upon which the Securities are listed, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange, if any.  The Company agrees to notify the Trustee when, as and if the Securities become listed on any stock exchange or any delisting thereof.

The Company will reimburse the Trustee for all expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 10.1 and of Section 10.2.

Section 10.2                            Reports by the Company.  The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act.  In addition, any information, documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Information, documents or reports filed with the SEC via its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system will be deemed to be filed with the Trustee as of the time such information, documents or reports are filed via the EDGAR system. The Trustee has no duty to ensure that any such filings required by this Section 10.2 are made by the Company with the SEC.

Delivery of such information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  Notwithstanding any provisions hereunder to the contrary, the foregoing provisions of this Section 10.2 are subject, in their entirety, to the provisions of Section 7.1.

Section 10.3                            Securityholders’ Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee:

(a)                                 semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b)                                 at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished (unless the Trustee is also the Registrar).

ARTICLE XI
CONCERNING THE TRUSTEE

Section 11.1                            Rights of Trustees; Compensation and Indemnity.  The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)                                 The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts).  The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee (including the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own gross negligence, bad faith or willful misconduct.

The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder and each of their respective officers, directors, employees and agents (each, an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim, or expense incurred without its own gross negligence, bad faith or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its gross negligence, willful misconduct or bad faith.  The applicable Indemnified Person shall notify the Company promptly of any claim for which it may seek indemnity provided that failure to provide such notification shall not relieve the Company of its indemnification obligation hereunder , except to the extent that the Company is materially prejudiced by such failure.  The Company shall defend the claim and the applicable Indemnified

Person shall reasonably cooperate in the defense.  An Indemnified Person may have one separate counsel (in addition to local counsel) of its selection and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed.

As security for the performance of the obligations of the Company under this Section 11.1(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities.  Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.1(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XII.  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.1 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

As security for the performance of the obligations of the Company under this Section 11.1(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest on any Securities.  Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 11.1(a) shall survive the resignation or removal of the Trustee, the termination of this Indenture and any satisfaction and discharge under Article XII.  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 7.1 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

(b)                                 The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of, or the supervision of, any agent or attorney appointed with due care by it hereunder.

(c)                                  The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d)                                 The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture or any related document shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e)                                  The Trustee, to the extent permitted by Section 11.2, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f)                                   Subject to Section 11.4, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(g)                                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

(h)                                 Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i)                                     Subject to the provisions of Section 11.2, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j)                                    Subject to the provisions of Section 11.2, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless one or more of the Holders of the Securities shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k)                                 Subject to the provisions of Section 11.2, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l)                                     Subject to the provisions of Section 11.2, the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer of the

Trustee has actual knowledge thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the Trustee at its Corporate Trust Office in writing thereof.

(m)                             Subject to the provisions of the first paragraph of Section 11.2, the Trustee shall not be bound to make any investigation into (i) the performance or observance by the Company or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default or the validity, effectiveness or genuineness of this Indenture or any related document, (iii) the satisfaction of any condition set forth in this Indenture, or (iv) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Debt or other paper or document, but the Trustee may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit, but shall incur no liability of any kind by reason of such inquiry or investigation.

(n)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(o)                                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.2                            Duties of Trustee.

(a)                                 If one or more of the Events of Default specified in Section 7.1 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i)                                     unless and until an Event of Default specified in Section 7.1 with respect to the Securities of any series shall have happened which at the time is continuing,

(A)                               the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(B)                               the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein);

(ii)                                  the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 7.6, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

(c)                                  None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds, in its sole determination, for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.2.

(e)                                  The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f)                                   The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g)                                  No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under this Indenture, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it.

(h)                                 The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, together with a specimen signature of each authorized officer, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i)                                     The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, the entity serving as the Trustee in each of its capacities hereunder and to each of its agents, custodians and other persons duly employed by the Trustee hereunder.

(j)                                    The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(k)                                 Each Holder, by its acceptance of a Security hereunder, represents that it has, independently and without reliance upon the Trustee, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Securities. Each Holder also represents that it will, independently and without reliance upon the Trustee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and in connection with the Securities. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the transactions contemplated hereby, the Company, or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

(l)                                     If the Trustee requests instructions from the Company or the Holders with respect to any action or omission in connection with this Indenture, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Company or the Holders, as applicable, with respect to such request.

(m)                             The Trustee shall not be liable for failing to comply with its obligations under this Indenture or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required.

(n)                                 Nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or other information received from the Company or any other Person.

(o)                                 The Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Trustee (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document or (B) is not provided for in this Indenture or any other related document.

(p)                                 The Trustee shall not be required to take any action under this Indenture or any related document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified.

Section 11.3                            Notice of Defaults.  Within 90 days after the occurrence thereof, and if actually known to a Responsible Officer of the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register of the Company, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 7.1, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section).  Except in the case of a Default or Event of Default in payment of the principal of, premium, if any, or interest on any of the Securities of such series when and as the same shall become payable, or to make any sinking fund payment as to Securities of the same series, the Trustee shall be protected in withholding such notice, if and so long as a Responsible Officer or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series and so advises the Company in writing.

Section 11.4                            Eligibility: Disqualification.

(a)                                 The Trustee shall at all times satisfy the requirements of TIA Section 310(a).  The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.4, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b)                                 The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met.  If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.  If Section 310(b) of the Trust Indenture Act is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 11.4 shall be automatically amended to incorporate such changes.

Section 11.5                            Registration and Notice: Removal.  The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing.  Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee.  Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)                                 the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(2)                                 the Trustee shall cease to be eligible under Section 11.4 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series), or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to TIA Section 315(e), any Securityholder who has been a bona fide Holder of a Security for at least six months (or, if it is a shorter period, the period since the initial issuance of the Securities of such series) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the prompt payment of reasonable compensation for the services rendered hereunder by such Trustee and to the prompt payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder.  The Trustee’s and each of its officers’, directors’, employees’ and agents’ rights to indemnification provided in Section 11.1(a) shall survive the Trustee’s resignation or removal.

Section 11.6                            Successor Trustee by Appointment.

(a)                                 In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 11.4(b), in which event the vacancy shall be filled as provided in said subdivision), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series.  Subject to the provisions of Sections 11.4 and 11.5, upon the appointment as aforesaid of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder.  After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register of the Company but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b)                                 If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee at the expense of the Company may apply to any court of competent jurisdiction for the appointment of a successor Trustee.  If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 11.6 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee.  Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)                                  Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 11.1(a).  Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 11.1(a); and, upon request of any such successor Trustee and the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

Section 11.7                            Successor Trustee by Merger.  Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article.  In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 11.8                            Right to Rely on Officer’s Certificate.  Subject to Section 11.2, and subject to the provisions of Section 17.1 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, bad faith or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 11.9                            Appointment of Authenticating Agent.  The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities, and the Trustee shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.  Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article XI, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article XI, it shall resign immediately in the manner and with the effect specified in this Article XI.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Article XI, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 11.9, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 11.9.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 11.9.

Section 11.10                     Communications by Securityholders with Other Securityholders.  Holders of Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

Section 11.11                     The Agents.  The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder, including, without limitation, its right to be compensated, reimbursed for expenses and indemnified, are extended to, and shall be enforceable by, each Agent as if such Agent were named as the Trustee herein.

ARTICLE XII
SATISFACTION AND DISCHARGE; DEFEASANCE

Section 12.1                            Applicability of Article.  If, pursuant to Section 3.1, provision is made for the defeasance of Securities of a series and if the Securities of such series are denominated and payable only in U.S. Dollars (except as provided pursuant to Section 3.1), then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.1 for Securities of such series.  Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.1.

Section 12.2                            Satisfaction and Discharge of Indenture.  This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall, upon Company Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of and premium, if any, and interest on such Securities) and the Trustee, at the expense of the Company, shall execute proper instruments delivered to it and reasonably acceptable to it acknowledging satisfaction and discharge of this Indenture, when,

(a)                                 either:

(i)                                     all Securities of such series theretofore authenticated and delivered (other than (A) Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.7 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.3) have been delivered to the Trustee for cancellation; or

(ii)                                  all Securities of such series not theretofore delivered to the Trustee for cancellation,

(A)                               have become due and payable, or

(B)                               will become due and payable at their Stated Maturity within one year, or

(C)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company, and the Company, and in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or Paying Agent as trust funds in trust for the purpose an amount in the Currency in which such Securities are denominated (except as otherwise provided pursuant to Section 3.1) sufficient to pay and discharge the entire Debt on such Securities for principal and premium, if any, and interest to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the moneys then on deposit with the Trustee to the Company, the obligations of the Company under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)                                  the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 11.1 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Trustee under Section 12.7 and the last paragraph of Section 6.3(e) shall survive.

Section 12.3                            Defeasance upon Deposit of Moneys or U.S. Government Obligations.  At the Company’s option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the first day after the applicable conditions set forth below have been satisfied or (b) the Company and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.4 or Section 10.2 with respect to Securities of any series (and, if so specified pursuant to Section 3.1, any other restrictive covenant added for the benefit of such series pursuant to Section 3.1) at any time after the applicable conditions set forth below have been satisfied (such action under clauses (a) or (b) of this paragraph in no circumstance may be construed as an Event of Default under Section 7.1):

(a)                                 The Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal and premium are due;

(b)                                 No Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and

(c)                                  The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such action had not been exercised and, in the case of the Securities of such series being Discharged, such Opinion of Counsel shall confirm that (1) the Company has received from or there has been published by the Internal Revenue Service a ruling, or (2) there has been a change in applicable U.S. federal income tax law occurring after the date hereof, in each case to such effect.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Debt represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments delivered to it and reasonably acceptable to it acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (a) above, payment of the principal of and premium, if any, and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.4, 3.6, 3.7, 6.2, 12.6 and 12.7 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely of payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

(d)                                 The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the defeasance of this Indenture have been complied with.  Notwithstanding the defeasance of this Indenture, the obligations of the Company to the Trustee under Section 11.1 shall survive.

(e)                                  Upon the Company’s exercise of its option under this Section with respect to Securities of any series, each Guarantor, if any, shall be released from all its obligations with respect to its Guarantee with respect to such Series.

Section 12.4                            Repayment to Company.  The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 12.6.  The provisions of the last paragraph of Section 6.3 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 12.3.

Section 12.5                            Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 12.6                            Deposits to Be Held in Escrow.  Any deposits with the Trustee referred to in Section 12.3 above shall be irrevocable (except to the extent provided in Sections 12.4 and 12.7) and shall be made under the terms of an escrow trust agreement.  If any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.  The agreement shall provide that, upon satisfaction of any mandatory sinking fund payment requirements, whether by deposit of moneys, application of proceeds of deposited U.S. Government Obligations or, if permitted, by delivery of Securities, the Trustee shall pay or deliver over to the Company as excess moneys pursuant to Section 12.4 all funds or obligations then held under the agreement and allocable to the sinking fund payment requirements so satisfied.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company or pursuant to optional sinking fund payments, the applicable escrow trust agreement may, at the option of the Company, provide therefor.  In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date.  Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.4 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.  In the case of exercise of optional sinking fund payment rights by the Company, such agreement shall, at the option of the Company, provide that upon deposit by the Company with the Trustee of funds pursuant to such exercise the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 12.4 all funds or obligations then held under such agreement for such series and allocable to the Securities to be redeemed.

Section 12.7                            Application of Trust Money.

(a)                                 Neither the Trustee nor any other Paying Agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon.  Any moneys so deposited for the payment of the principal of, or premium, if any, or interest on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time outstanding, as the case may be, shall be repaid by the Trustee or such other Paying Agent to the Company upon its written request and thereafter, anything in this Indenture to the contrary notwithstanding, any rights of the Holders of Securities of such series in respect of which such moneys shall have been deposited shall be enforceable only against the Company, and all liability of the Trustee or such other Paying Agent with respect to such moneys shall thereafter cease.

(b)                                 Subject to the provisions of the foregoing paragraph, any moneys which at any time shall be deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of, premium, if any, and interest on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other Paying Agent in trust for the respective Holders of the Securities for the purpose for which such moneys shall have been deposited; but such moneys need not be segregated from other funds except to the extent required by law.

Section 12.8                            Deposits of Non-U.S. Currencies.  Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.

Section 12.9                            Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.3 by reason of any legal proceeding or by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities and the Guarantors’ obligations under this Indenture and their respective Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.3 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.3; provided, however, that, if the Company has made any payment of principal of or premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.

ARTICLE XIII
IMMUNITY OF CERTAIN PERSONS

Section 13.1                            No Personal Liability.  No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on, any Security or for any claim based thereon or otherwise in respect thereof or of the Debt represented thereby, or upon any obligation, covenant or agreement of this Indenture or any Guarantee, against any incorporator, stockholder, officer, director, member or shareholder, as such, past, present or future, of the Company or any Guarantor or any of their respective successor companies, either directly or through the Company or any Guarantor or any of their respective successor companies, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, director, member or shareholder, as such, past, present or future, of the Company or any Guarantor or any their respective successor companies, either directly or through the Company or any Guarantor or any of their respective successor companies, because of the incurring of the Debt hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities or the Guarantees, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, director, member and shareholder is, by the acceptance of the Securities and the Guarantees and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities and the Guarantees expressly waived and released.

ARTICLE XIV
SUPPLEMENTAL INDENTURES

Section 14.1                            Without Consent of Securityholders.  Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes (except that with respect to Section 14.1(i) with respect to the addition of guarantors, the signatures of the other Guarantors shall not be required):

(a)                                 to add to the covenants and agreements of the Company or any Guarantor, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants and agreements are to be for the benefit of fewer than all series of Securities, stating that such covenants and agreements are expressly being included for the benefit of such series as shall be identified therein), to add any additional Events of Default or to surrender any right or power herein conferred upon the Company or any Guarantor;

(b)                                 to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Section 3.1 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable), and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(c)                                  to add to, change or eliminate any of the provisions of this Indenture with respect to one or more series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall: (i) neither apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision; or (ii) become effective only when there is no such prior Security Outstanding;

(d)                                 to evidence the succession of another company to the Company or any Guarantor, or successive successions, and the assumption by such successor of the covenants and obligations of the Company or such Guarantor, as applicable, contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(e)                                  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary for or to facilitate the administration of the trusts created hereunder by more than one Trustee, pursuant to the requirements of Section 11.6(c);

(f)                                   in the case of any subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

(g)                                  to secure any series of Securities;

(h)                                 to evidence any changes to this Indenture pursuant to Sections 11.5, 11.6 or 11.7 hereof as permitted by the terms thereof;

(i)                                     to cure any ambiguity, omission or mistake or to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to conform the terms hereof, as amended and supplemented, that are applicable to the Securities of any series to the description of the terms of such Securities in the offering memorandum, prospectus supplement or other offering document applicable to such Securities at the time of initial sale thereof;

(j)                                    to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(k)                                 to add guarantors with respect to any series of Securities, including any Guarantors, or to evidence the release of any Guarantor from their Guarantees of Securities in accordance with the terms of this Indenture and the applicable series of Securities;

(l)                                     to make any change in any series of Securities that does not adversely affect the rights of any Holder of such series of Securities;

(m)                             to provide for uncertificated securities in addition to or in place of certificated securities subject to applicable laws;

(n)                                 to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities;

(o)                                 to prohibit the authentication and delivery of additional series of Securities; or

(p)                                 to establish the form or terms of other Securities issued under this Indenture and coupons of any series of such other Securities pursuant to this Indenture and to change the procedures for transferring and exchanging such other Securities so long as such change does not adversely affect the Holders of any Securities then Outstanding (except as required by applicable securities laws).

Subject to the provisions of Section 14.3, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 14.1 may be executed by the Company, the Guarantors (if applicable) and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 14.2.

Section 14.2                            With Consent of Securityholders; Limitations.

(a)                                 With the consent of the Holders (evidenced as provided in Article VIII) of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company, the Guarantors and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i)                                     extend the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the time (other than with respect to timing of notices of redemption) at which any Security may be redeemed in accordance with Article IV, or extend the Stated Maturity of, or reduce the rate of or change the Place of Payment where, or the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 7.2, or impair the right to institute suit for the enforcement of any payment of principal amount of or premium, if any, or interest on, or any other amounts payable under, any Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)                                  reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(iii)                               make any changes in the ranking or priority of any Security that would adversely affect the Holders of the Securities of such series;

(iv)                              make any change in the Guarantees that would adversely affect the rights of the Holders of the Securities of such series;

(v)                                 modify any of the provisions of this Section, Section 6.6 or Section 7.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 6.6, or the deletion of this proviso, in accordance with the requirements of Sections 11.6 and 14.1(e); or

(vi)                              change the Company’s obligation to pay additional amounts.

(b)                                 A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)                                  It shall not be necessary for the consent of the Securityholders under this Section 14.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)                                 The Company may set a record date for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section.  Such record date shall not be more than 30 days prior to the first solicitation of such consent or waiver or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the Trust Indenture Act.

(e)                                  Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section 14.2, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register of the Company.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 14.3                            Trustee Protected.  Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 17.1 and also stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 14.2, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture.  The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 14.4                            Effect of Execution of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIV, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantors and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 14.5                            Notation on or Exchange of Securities.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee upon Company Order in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 14.6                            Conformity with TIA.  Every supplemental indenture executed pursuant to the provisions of this Article shall not violate the requirements of the Trust Indenture Act as then in effect, as confirmed to the Trustee in an Opinion of Counsel.

ARTICLE XV
SUBORDINATION OF SECURITIES

Section 15.1                            Agreement to Subordinate.  In the event a series of Securities is designated as subordinated pursuant to Section 3.1, and except as otherwise provided in a Company Order or in one or more indentures supplemental hereto, the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities of such series by his, her or its acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Securities of such series is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.  In the event a series of Securities is not designated as subordinated pursuant to Section 3.1(t), this Article XV shall have no effect upon the Securities.

Section 15.2                            Distribution on Dissolution.  Liquidation and Reorganization: Subrogation of Securities.  Subject to Section 15.1, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law):

(a)                                 the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on Debt evidenced by the Securities; and

(b)                                 any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XV shall be paid by the liquidation trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(c)                                  in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, such payment or distribution shall be paid over, upon written notice to a Responsible Officer of the Trustee, to the holder of such Senior Debt or his, her or its representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Debt may have been issued, ratably as aforesaid, as calculated by the Company, for application to payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

(d)                                 Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt (to the extent that distributions otherwise payable to such holder have been applied to the payment of Senior Debt) to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt until the principal of (and premium, if any) and interest, if any, on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Debt shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities.  It is understood that the provisions of this Article XV are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.  Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XV of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.  Upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee, subject to the provisions of Section 15.5, shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereof and all other facts pertinent thereto or to this Article XV.

Section 15.3                            No Payment on Securities in Event of Default on Senior Debt.  Subject to Section 15.1, no payment by the Company on account of principal (or premium, if any), sinking funds or interest, if any, on the Securities shall be made at any time if (i) a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and (ii) the default is the subject of judicial proceedings or the Company has received notice of such default.  The Company may resume payments on the Securities when full payment of amounts then due for principal (premium, if any), sinking funds and interest on Senior Debt has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 15.3, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, but only to the extent that the holders of such Senior Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of such Senior Debt.

Section 15.4                            Payments on Securities Permitted.  Subject to Section 15.1, nothing contained in this Indenture or in any of the Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 15.2 and 15.3, payments of principal of (or premium, if any) or interest, if any, on the Securities or (b) prevent the application by the Trustee of any moneys or assets deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Securities, unless a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice of any fact prohibiting the making of such payment from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee more than two Business Days prior to the date fixed for such payment.

Section 15.5                            Authorization of Securityholders to Trustee to Effect Subordination.  Subject to Section 15.1, each Holder of Securities by his acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XV and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 15.6                            Notices to Trustee.  The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies or assets to or by the Trustee in respect of the Securities of any series pursuant to the provisions of this Article XV.  Subject to Section 15.1, notwithstanding the provisions of this Article XV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Debt or of any fact which would prohibit the making of any payment of moneys or assets to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of a Responsible Officer of the Trustee, at the Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Debt or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects conclusively to presume that no such facts exist; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys or assets may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such moneys or assets the notice provided for in this Section 15.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys or assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee on behalf of any such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.7                            Trustee as Holder of Senior Debt.  Subject to Section 15.1, the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Sections 7.5 or 11.1.

Section 15.8                            Modifications of Terms of Senior Debt.  Subject to Section 15.1, any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of

Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee.  No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XV or of the Securities relating to the subordination thereof.

Section 15.9                            Reliance on Judicial Order or Certificate of Liquidating Agent.  Subject to Section 15.1, upon any payment or distribution of assets of the Company referred to in this Article XV, the Trustee and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

Section 15.10                     Satisfaction and Discharge; Defeasance and Covenant Defeasance.  Subject to Section 15.1, amounts and U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article XII and not, at the time of such deposit, prohibited to be deposited under Sections 15.2 or 15.3 shall not be subject to this Article XV.

Section 15.11                     Trustee Not Fiduciary for Holders of Senior Debt.  With respect to the holders of Senior Debt, the Trustee undertakes to perform or observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.  The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company, or any other Person, moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XV or otherwise.

ARTICLE XVI
GUARANTEES

Section 16.1                            Guarantees.  If Guarantees have been provided for any particular series of Securities pursuant to Section 3.1, each applicable Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Securities of such series, to the Trustee and its successors and assigns: (a) the full and punctual payment of all of the principal of, and any premium and interest on, the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities of such series; and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities of such series and under the Securities of such series (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article XVI notwithstanding any extension or renewal of any Guaranteed Obligation.

In addition, if Guarantees have been provided pursuant to Section 3.1 for a particular series of Securities, each applicable Guarantor waives: (1) presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for non-payment; and (2) notice of any default under the Securities of such series or the Guaranteed Obligations, and agrees that the Holders of such Securities may exercise their rights of enforcement under its Guarantee without first exercising their rights of enforcement directly against the Company.  The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, each applicable Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, and except as expressly set forth in Sections 12.3(e), 16.2 and 16.6, the obligations of each applicable Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, each applicable Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or premium or interest on, any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, or premium or interest on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of: (1) the unpaid amount of such Guaranteed Obligations; (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law); and (3) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand: (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VII for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VII, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, each applicable Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of attorneys and other agents) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 16.2                            Execution and Delivery.  If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, to evidence its Guarantee set forth in Section 16.1, each Guarantor hereby agrees that this Indenture and any applicable indenture supplemental hereto shall be executed in the name and on behalf of such Guarantor by the manual or facsimile signature of its Chief Executive Officer, President, one of its Vice Presidents or Treasurer.  If the Person whose signature is on this Indenture and any applicable indenture supplemental hereto no longer holds that office at the time the Trustee authenticates the Securities, the Guarantee shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 16.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

If required pursuant to Section 6.8, the Company shall cause any newly created or acquired Subsidiary to comply with the provisions of Section 6.8 and this Article XVI, to the extent applicable.

Section 16.3                            Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, or the applicable supplemental indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 16.4                            No Waiver.  Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article XVI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article XVI or this Indenture at law, in equity, by statute or otherwise.

Section 16.5                            Modification.  No modification, amendment or waiver of any provision of this Article XVI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 16.6                            Release of Guarantor.  Unless provided otherwise pursuant to Section 3.1, upon: (i) the sale or other disposition (including by way of consolidation, amalgamation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the Capital Stock or other interests of a Guarantor (other than to the Company or any of its Subsidiaries as permitted by this Indenture); or (ii) the sale or other disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Subsidiaries as permitted by this Indenture); or (iii) if at any time when no Default or Event of Default has occurred and is continuing with respect to Securities of any series so guaranteed, such Guarantor no longer guarantees (or which Guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (A) the Company’s then-existing primary credit facility; (B) the Existing Notes; and (C) the Additional Debt, such Guarantor shall automatically be deemed released from all obligations under this Article XVI without any further action required on the part of the Trustee or any Holder.  At the request of the Company, the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, delivered to it by the Company and reasonably acceptable to the Trustee, evidencing such release.

Section 16.7                            Contribution.  If Guarantees have been provided for a particular series of Securities pursuant to Section 3.1, each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations with respect to such series to a contribution from each other Guarantor so providing a Guarantee with respect to such series of

Securities in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors so providing a Guarantee with respect to such series of Securities at the time of such payment determined in accordance with GAAP.

ARTICLE XVII
MISCELLANEOUS PROVISIONS

Section 17.1                            Certificates and Opinions as to Conditions Precedent.

(a)                                 Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)                                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 6.5 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the view or opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the view or opinion of such Person, such condition or covenant has been complied with.

(c)                                  Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous.  Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)                                 Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous.  Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)                                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)                                   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 17.2                            Trust Indenture Act Controls.  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 17.3                            Notices to the Company, Guarantors and Trustee.  Any notice or demand authorized by this Indenture to be made upon, given or furnished to, or filed with, the Company, any Guarantor or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, delivered, emailed in .pdf format or telefaxed to:

(a)                                 the Company or any Guarantor, at Molson Coors Brewing Company, 1225 17th Street, Denver, Colorado 80202, Attention: Chief Legal Officer, Facsimile No.: 303-277-5415, or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b)                                 the Trustee, at:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, MS NYC60-1630
New York, New York 10005
Attention: Corporates Team Deal Manager—Molson Coors Brewing Company
Facsimile No.: 732-578-4635

With a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National
Trust Company Trust & Agency Services
100 Plaza One, 6th Floor, MS JCY03-0699
Jersey City, New Jersey 07311
Attention: Corporates Team Deal Manager—Molson Coors Brewing Company
Facsimile No.: 732-578-4635

Any such notice, demand or other document shall be in the English language in writing.

Section 17.4                            Notices to Securityholders; Waiver.  Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided),

(a)                                 if to Holders, if given in writing by first-class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register of the Company.

(b)                                 In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(c)                                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.  In any case where notice to Holders is given by mail; neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.  In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 17.5                            Legal Holiday.  Unless otherwise specified pursuant to Section 3.1, in any case where any Interest Payment Date, Redemption Date or Maturity of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 17.6                            Effects of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 17.7                            Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 17.8                            Benefits of Indenture.  Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person or corporation other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.  In addition, this Indenture shall not be used to, and is not intended to, interpret any other indenture (other than a supplemental indenture hereto or a security issued hereunder), supplemental indenture, loan or other agreement or instrument of the Company or any of its Subsidiaries. Any such indenture, supplemental indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 17.9                            Counterparts Originals.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 17.10                     Governing Law; Waiver of Trial by Jury.  This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 17.11                     Force Majeure.  In no event shall the Trustee or any Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee or such Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.12                     USA Patriot Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee and its agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and its agents. Accordingly, each of the parties agree to provide to the Trustee and its agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and its agents to comply with Applicable Law.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MOLSON COORS BREWING COMPANY,
as Issuer

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

[Signature Page to the Indenture]

GUARANTORS:	CBC HOLDCO LLC

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Vice President, Treasurer

CBC HOLDCO 2 LLC

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Vice President, Treasurer

COORS BREWING COMPANY

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Vice President, Treasurer

MC HOLDING COMPANY LLC

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Vice President, Treasurer

NEWCO3, INC.

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Vice President, Treasurer

COORS INTERNATIONAL HOLDCO, ULC

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Treasurer

MOLSON CANADA 2005

	By:	/s/ Michael J. Rumley
		Name:	Michael J. Rumley
		Title:	Treasurer

[Signature Page to the Indenture]

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

[Signature Page to the Indenture]

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC, Its General Partner

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

[Signature Page to the Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
	Title:	Vice President

By:	/s/ Linda Reale
	Name:	Linda Reale
	Title:	Vice President

[Signature Page to the Indenture]